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                                                                     EXHIBIT 3.1


                               (Restated electronically for SEC filing purposes)

                          CERTIFICATE OF INCORPORATION

                                       OF

                               UNITED FOODS, INC.

                                  ARTICLE FIRST

                The name of the corporation is UNITED FOODS, INC.

                                 ARTICLE SECOND

         The address of the Corporation's registered office in the State of Delaware is 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

                                  ARTICLE THIRD

         The purposes for which the Corporation is organized are as follows:

         A. To purchase, sell, store, package, manufacture and treat, handle, can, jar, preserve, freeze, or otherwise process or handle or pack or repack vegetables, fruits, meats, fowl, dairy products, and all things incidental or connected therewith, in any capacity.

         B. To do all things necessary or useful in connection with the purchasing, transportation, storing, warehousing or processing of foods of any kind or description and to buy and sell, pledge, store, or deal with any kind of foodstuffs, in any capacity.

         C. To acquire, hold, use and lease all machinery, patents and apparatus pertaining to or usable in connection with food products.

         D. To engage in the farming business, and to raise agricultural products and deal in agricultural products.

         E. To buy, sell, export, import and generally deal in, as owners, jobbers, factors or consignees, or in any other capacity, all food products, equipment, supplies, and machinery, and, without limitation, all merchandise of every kind and character.

         F. To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.



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                                 ARTICLE FOURTH

         A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 28,000,000 shares of capital stock, constituting of Ten Million (10,000,000) shares of Preferred Stock with a par value of one dollar ($1.00) per share, and 18,000,000 shares of Common Stock with a par value of one dollar ($1.00) per share, of which 12,000,000 shares shall be designated "Class A Common Stock" and 6,000,000 shares shall be designated "Class B Common Stock." The number of authorized shares of Preferred Stock and of Common Stock may be increased or decreased from time to time if approved by the holders of a majority of the voting power of the stock of the Corporation entitled to vote thereon.

         B. The issuance of shares of Preferred Stock and Common Stock shall be governed by the following:

                  (1) Subject to all the provisions of this Article FOURTH, shares of Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors. Shares of Common Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors, provided that the consideration received for such Common Stock shall not be less than the aggregate par value of the shares to be issued.

                  (2) Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated.

                  (3) All shares of any one series of Preferred Stock shall be identical with each other in every respect, except that shares of any one series of Preferred Stock issued at different times may differ as to the dates from which dividends, if any, thereon shall be cumulative, if made cumulative.

                  (4) The voting powers and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

                  (5) Subject to the provisions of this Article FOURTH, the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers and the designations, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:


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                           (i)    The distinctive designation of such series and
                  the number of shares of Preferred Stock which shall constitute such series;

                           (ii) The amount of the consideration received for the Preferred Stock of such series which shall be capital;

                           (iii) The dividend rate, if any, to which the Preferred Stock of such series shall be entitled; the date or dates from which such dividends, if declared, shall be payable; the terms, conditions, restrictions and limitations upon the payment of such dividends, if any; and whether such dividends, if any, shall be cumulative or non-cumulative;

                           (iv) The right, if any, of the holders of the Preferred Stock of such series to convert the same into or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

                           (v) Whether the Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed;

                           (vi) The rights, if any, of the holders of the Preferred Stock of such series upon the voluntary liquidation, merger, consolidation, distribution, or sale of assets, dissolution or winding-up, of the Corporation;

                           (vii) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

                           (viii) The voting powers, if any, of the holders of
                  such series of Preferred Stock which may, without limiting the generality of the foregoing, include the right, voting as a series or by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

                  (6) The relative powers, preferences and rights of each series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Section B of this Article FOURTH and the consent, by class or series vote or otherwise, of the holders of any series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a

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         parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to Section B of this Article FOURTH that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Sock.

                  (7) The Board of Directors also shall have the authority to change the designation of shares, or the relative rights, preferences and limitations of the shares, of any theretofore established series of Preferred Stock, no shares of which have been issued; and further, the Board shall have authority to increase or decrease the number of shares of any series previously determined by it (provided, however, that the number of shares of any series shall not be decreased to a number than that of the shares of that series then outstanding).

         C. The Class A Common Stock and the Class B Common Stock shall be identical in all respects and shall have equal rights and privileges, except as otherwise provided in this Article FOURTH. The relative rights, preferences, privileges, and restrictions of the shares of each class are as follows:

                  (1) Holders of the Class A Common Stock and the Class B Common Stock shall have the same rights to dividends and distributions of the Corporation whether paid in cash, property, or stock; except as follows:

                           (a) In any quarter in which a cash dividend is paid,
                  the holders of the Class A Common Stock shall be entitled to $.025 per share ("Preference Dividend") before the holders of the Class B Common Stock shall be entitled to receive any cash dividend for such quarter. In the event that the Board of Directors shall declare and pay, on or after January 1, 1985, any stock dividend, then the Preference Dividend in effect immediately prior to the record date for such payment shall be decreased as of such record date in proportion to the additional aggregate number of shares of Class A Common Stock which are issued and outstanding immediately after the stock dividend. In the event that the shares of Class A Common Stock and Class B Common Stock are subdivided into a greater number of shares or combined into a smaller number of shares on or after January 1, 1985, then the Preference Dividend in effect immediately prior to such subdivision or combination shall be proportionately decreased or increased as of the effective date of such division or combination.

                           (b) The holders of the Class B Common Stock shall not
                  be entitled to any cash dividends during any quarter of the Corporation's fiscal year until the holders of the Class A Common Stock shall have received their Preference Dividend for that quarter and for each preceding quarter in that particular fiscal year. Except as specifically provided in this Section C(1) (b), the Preference Dividend shall not be cumulative.

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                           (c) Subject to the provisions of Section C(1) (b)
                  above, no Preference Dividend shall be payable with respect to any extra dividend, special dividend or dividend payable other than in cash, which shall include without limitation a dividend paid in partial or complete liquidation. The Corporation shall not pay any extra dividend, special dividend or dividend payable other than in cash on any share of either class of common stock without at the same time paying the same dividend to all shares of both classes.

                           (d) After payment of the Preference Dividend to the
                  holders of the Class A Common Stock in respect of any particular quarter and each preceding quarter in the Corporation's then current fiscal year, the Class A Common Stock and Class B Common Stock will participate equally on a share-for-share basis in any and all other cash dividends paid in that quarter.

                           (e) The Corporation shall not pay any stock dividend
                  on either class of common stock and shall not combine or subdivide shares of either class of common stock without at the same time paying an equivalent stock dividend on or making an equivalent combination or subdivision of shares of the other class of common stock. All stock dividends declared by the Board of Directors shall be payable in Class A Common Stock and distributed to the holders of Class A Common Stock and the holders of Class B Common Stock in proportion to the total number of Class A shares and Class B shares that they hold; provided that, if the Board of Directors so directs, the holders of the Class B Common Stock may elect to receive such stock dividend in the form of shares of Class B Common Stock in lieu of shares of Class A Common Stock.

                  (2) Holders of the Class A Common Stock and holders of the Class B Common Stock shall have the following voting rights:

                           (a) With respect to the election of directors and subject to Section C(2) (b) below of this Article FOURTH, the holders of the Class A Common Stock voting as a separate class shall be entitled to elect that number of directors which constitutes 25% of the authorized number of members of the Board of Directors or of the class of directors to be elected in any year; provided that, if such 25% is not a whole number, then the holders of Class A Common Stock shall be entitled to elect the nearest higher whole number of directors that is a least 25% of such membership. Holders of the Class B Common Stock voting as a separate class shall be entitled to elect the remaining directors in any year.

                           (b) The holders of the Class A Common Stock will not have the right to elect directors as set forth in Section C(2) (a) of this Article FOURTH if, on the record date for any shareholder meeting at which directors are to be elected, the total number of issued and outstanding shares of Class A Common Stock (exclusive of any and all such shares held in the Corporation's treasury) is less than 10% of the aggregate number of issued and

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         outstanding shares of Class A Common Stock and Class B Common Stock
         (exclusive of any and all such shares held in the Corporation's treasury). In such event, all the directors to be elected at such meeting shall be elected by the holders of the Class A Common Stock and the holders of the Class B Common Stock voting together as a single class, provided that, with respect to said election, each share of Class A Common Stock shall have one-tenth of a vote and each share of Class B Common Stock shall have one vote. The holders of the Class B Common Stock will not have the right to elect directors as set forth in Section C(2) (a) of this Article FOURTH if, on the record date for any shareholder meeting at which directors are to be elected, the total number of outstanding shares of Class B Common Stock is less than 1,700,000 shares. In such latter event, the holders of the Class A Common Stock will continue to have the right to elect 25% of the Board of Directors (rounded up to the nearest whole number). In addition, the holders of the Class A Common Stock will have the right to vote together with the holders of the Class B Common Stock to elect the remaining 75% of the Board of Directors, provided that each share of Class A Common Stock will have one-tenth of a vote and each share of Class B Common Stock will have one vote.

                  (c) The holders of the Class A Common Stock and the holders of the Class B Common Stock shall be entitled to vote as separate classes:

                           (i) for the election of directors, except as provided in Section C(2) (b) of this Article FOURTH;

                           (ii) for the removal of directors, as provided in Article TENTH hereof;

                           (iii) for the approval of certain business
                  combinations, as provided in Article FOURTEENTH hereof;

                           (iv)  to amend or repeal this Certificate of
                  Incorporation, but only as and to the extent provided in Article FIFTEENTH hereof;

                           (v) to make, amend, or repeal the By-Laws of the Corporation, as provided in Article SEVENTH hereof; and

                           (vi) on all matters as to which a class vote is now, or may hereafter be, required by law.

                  (d) The holders of the Class A Common Stock and the holders of the Class B Common Stock shall in all matters not specified in Sections C(2) (a) and C(2) (c) of this Article FOURTH vote together as a single class, provided that the holders of shares of the Class A Common Stock shall have one-tenth vote per share and the holders of shares of the Class B Common Stock shall have one vote per share. If any series of Preferred Stock is issued or any new series of capital stock is authorized in the future, any voting rights granted to such stock shall not exceed one vote per share in connection with any matter and will not

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         limit the voting rights of the Class A Common Stock as set forth in
         Section C(2) (a) and C(2) (c) of this Article FOURTH.

                  (3) Each holder of record of a share of Class B Common Stock may at any time or from time to time, in such holder's sole discretion and at such holder's option, convert any whole number or all of such holder's shares of Class B Common Stock into fully paid and nonassessable shares of Class A Common Stock at the rate of one share of Class A Common Stock for each share of Class B Common Stock surrendered for conversion. Any such conversion may be effected by any holder of Class B Common Stock by surrendering such holder's certificate or certificates for the shares of Class B Common Stock to be converted, duly endorsed, at the office of the Corporation or the office of any transfer agent for the Class A Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of such shares of Class B Common Stock. Promptly thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be made at the close of business on the date of such surrender and the person or persons entitled to receive the shares of Class A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on such date.

                  D. No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase share of any class or series of stock or of other securities of the corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the corporation of any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchanged for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, whether such holders or others, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

                                  ARTICLE FIFTH

         The name and mailing address of the incorporator is United Foods, Inc., 100 Dawson Avenue, City of Bells, State of Tennessee. The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation. The name and mailing address of each person who shall serve as a director or until the first annual meeting of stockholders or until his respective successor has been elected and qualified is as follows:


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         William G. Baker, Jr.
         324 South Rimpau, Los Angeles, CA

         Eugene Boone
         127 Park Avenue, Modesto, CA

         Neil Brogger
         21 Twin Oaks Avenue, San Rafael, CA

         B. M. Ennis
         85 Pine Tree Drive, Jackson, TN

         Carl W. Gruenewald, II
         324 North Washington, Brownsville, TN

         D. B. Tankersley
         Route 6, Box 365, Jackson, TN

         James I. Tankersley
         P. O. Box 509, Bells, TN

         J. O. Tankersley
         P. O. Box 253, Bells, TN

         John S. Wilder
         Route 2, Mason, TN

                                  ARTICLE SIXTH

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend or rescind any or all of the By-Laws of the Corporation.

                                 ARTICLE SEVENTH

         The By-Laws of the Corporation shall not be made, repealed, altered, amended or rescinded, either in whole or in part, by the stockholders of the Corporation except by the affirmative vote of the holders of 75% or more of the total voting power of the outstanding shares of each class of capital stock of the Corporation to vote generally in the election of directors.


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                                 ARTICLE EIGHTH

         The property, business and affairs of the Corporation shall be managed and controlled by the Board of Directors. The number of directors of the Corporation shall be stated in the By-Laws of the Corporation, and shall neither be less than nine (9) nor more than fifteen (15).

                                  ARTICLE NINTH

         A. The Board if Directors shall be divided into three classes: Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending on the third annual meeting of the stockholders following the annual meeting at which such director was elected; provided, however, that the directors initially elected to Class I serve for a term ending on the annual meeting next following the end of the calendar year 1983, the directors initially elected to Class II shall serve for a term ending on the second annual meeting next following the end of the calendar year 1983, and the directors initially elected to Class III shall serve for a term ending on the third annual meeting next following the end of the calendar year 1983. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified or disabled, or shall otherwise be removed.

         B. At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

         C. Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal. If any newly created directorship may, consistently with the rule that the three classes shall be as nearly equal in number of directors as possible, be allocated to one of two or more classes, the Board shall allocate it to that of the available classes whose term of office is due to expire at the earliest date following such allocation.

                                  ARTICLE TENTH

         Notwithstanding any provision of the By-Laws of the Corporation and the fact that some lesser shareholder vote may be permitted by law, any director of the entire Board of Directors of the Corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of 75% or more of the voting power of the outstanding shares of the class of capital stock which elected such director or directors; provided, however, that such outstanding shares would be entitled to vote in the election of directors cast at a meeting of the stockholders called for that purpose.


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                                ARTICLE ELEVENTH

         A. Any vacancy in the office of a director elected by the holders of any class of stock shall be filled by the vote of the remaining directors or sole director (notwithstanding any quorum provisions that might be contained in the By-Laws) who are then in office and who were elected by the holders of the same class of stock. In the event that, for any reason, there are no remaining directors then in office elected by such class of stock, then the vacancy shall be filled by the vote of the holders of such class of stock voting as a separate class in a special election which shall promptly be conducted. Any directors so chosen shall hold office until the next election of the class for which such directors have been chosen and until their successors shall be elected and qualified.

         B. Any newly created directorship resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director; and any directors so chosen shall hold office until the next election of the class for which such directors have been chosen and until their successors shall be elected and qualified.

                                 ARTICLE TWELFTH

         No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                               ARTICLE THIRTEENTH

         Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors or by a majority of the members of the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the By-Laws of the Corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

                               ARTICLE FOURTEENTH

         A. Except as otherwise expressly provided in Section B of this Article FOURTEENTH, the affirmative vote of the holders of not less than 75% of the total voting power of all issued and outstanding shares of each class of stock of the Corporation entitled to vote in the election of directors shall be required to approve or authorize the following business combinations:

                  (1) Any merger, reorganization, or consolidation of the Corporation or any Subsidiary (as hereinafter defined) of the Corporation with or into (a) any 20% Stockholder (as hereinafter defined) or (b) any other corporation (whether or not it is a 20% Stockholder)

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         which, after such merger or consolidation, would be an Affiliate (as hereinafter defined) of a 20% Stockholder;

                  (2) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any 20% Stockholder of a substantial amount (as hereinafter defined) of the assets of the Corporation or any Subsidiary thereof;

                  (3) The issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation or any Subsidiary to any 20% Stockholder in exchange for a substantial amount (as hereinafter defined) of consideration in the form of cash, securities, or other property (or a combination thereof); and

                  (4) Any plan or proposal for the liquidation or dissolution of the Corporation.

The aforesaid 75% affirmative vote shall be required notwithstanding the fact that no vote, or some lesser percentage vote, may be required by law or in any agreement with a national securities exchange.

         B. The provisions of Section A of this Article FOURTEENTH shall not be applicable to any particular business combination if such business combination is approved by the Board of Directors of the Corporation, but only if three-quarters of the Board consists of continuing directors (as hereinafter defined).

         C. For purposes of this Article FOURTEENTH:

                  (1) The term "business combination" shall mean any transaction which is described or referred to in Section A of this Article FOURTEENTH.

                  (2) The term "person" shall mean any individual, firm, corporation, or other entity.

                  (3) The term "20% Stockholder" shall mean, in respect of any business combination, any person (other than the Corporation of any Subsidiary) who or which, as of the record date for the determination of stockholders entitled to notice of and vote on such business combination, or immediately prior to the consummation of any such transaction, is:

                           (a) the beneficial owner, directly or indirectly, of
                  not less than 20% of the voting power of all outstanding shares of all classes of stock of the Corporation ("Total Stockholder Voting Power"); or


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                           (b) an Affiliate of the Corporation and at any time
                  within 5 years prior thereto was the beneficial owner, directly or indirectly, or not less than 20% of the then-outstanding Total Stockholder Voting Power; or

                           (c) an assignee of or has otherwise succeeded to any
                  shares of capital stock of the Corporation which were at any time within 5 years prior thereto beneficially owned by any 20% Stockholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                  (4) a person shall be the "beneficial owner" of shares of capital stock of the Corporation:

                           (a) which shares such person or any of its Affiliates
                  and Associates (as hereinafter defined) beneficially own, directly or indirectly, or

                           (b) which shares such person or any of its Affiliates
                  or Associates has

                                    (i)  the right to acquire (whether such
                           right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise, or,

                                    (ii) the right to vote pursuant to any
                           agreement, arrangement or understanding or,

                           (c) which shares are beneficially owned, directly or
                  indirectly, by any other person with which such first-mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation.

                  (5) The term "substantial amount" of assets or consideration shall mean an amount of assets (determined at the greater of their fair market value or book value) or consideration (determined at fair market value) which is equal 25% or more of the total assets of the Corporation or Subsidiary thereof as reflected on its balance sheet as of a date no earlier than 45 days prior to the date that any proposed business combination affecting such assets or the receipt of such consideration is first presented in writing to the Corporation or Subsidiary thereof.

                  (6) The term "continuing director" shall mean any director who was a member of the Board of Directors prior to the date as of which any 20% Stockholder first acquired in excess of 10% of the total voting power of the then-issued and outstanding shares of all

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         classes of capital stock of the Corporation and any director who has served for 3 or more consecutive years on the Board of Directors.

                  (7) The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on April 1, 1982.

                  (8) The term "Subsidiary" shall mean any corporation of which a majority of any class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on April 1, 1982) is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of 20% Stockholder set forth in Section C(3) of this Article FOURTEENTH, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly, or indirectly, by the Corporation.

         D. A majority of the continuing directors shall have the power and duty to determine, for purposes of this Article FOURTEENTH and on the basis of information known to them:

                  (1) Whether the proposed business combination is within the scope of this Article FOURTEENTH; and

                  (2) Whether the acquiring party in the proposed business combination owns beneficially 20% or more of the Total Stockholder Voting Power.

Such determinations, if made in good faith, shall be conclusive and binding upon all parties.

         E. The stockholder vote, if any, required for business combinations not expressly provided for in this Article FOURTEENTH shall be such as may be required by applicable law.

                                ARTICLE FIFTEENTH

         A. Notwithstanding any other provision of this Certificate of Incorporation or of the ByLaws of the Corporation (and notwithstanding the fact that some lesser voting percentage may be specified by law, by this Certificate of Incorporation, or by the By-Laws of the Corporation), the provisions set forth in this Section A of this Article FIFTEENTH and in Articles FOURTH (but only Sections B and C thereof dealing with the provisions relating to the Preferred Stock and the Common Stock of the Corporation), SIXTH (dealing with the amendment of By-Laws by directors), SEVENTH (dealing with the alteration of By-Laws by stockholders), EIGHTH (dealing with the number of directors of the Corporation), NINTH (dealing with the classified board), TENTH (dealing with the removal of directors), ELEVENTH (dealing with filling vacancies on the Board of Directors and newly created directorships), TWELFTH (dealing with the prohibition against stockholder action without a meeting), and THIRTEENTH (dealing with the power to call special meetings of the stockholders) may not be repealed or amended in any respect, unless such repeal or amendment is

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approved by the affirmative vote of the holders of not less than 75% of the total voting power of all outstanding shares of each class of stock of the Corporation entitled to vote in the election of directors.

         B. Notwithstanding any other provision of this Certificate of Incorporation or of the ByLaws of the Corporation (and notwithstanding the fact that some lesser voting percentage may be specified by law, by this Certificate of Incorporation, or by the By-Laws of the Corporation), the provisions set forth in this Section B of this Article FIFTEENTH and in Article FOURTEENTH (dealing with the 75% vote of each class of stock required for approval of certain business combinations) may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of the holders of not less than 75% of the total voting power of all outstanding shares of each class of stock of the Corporation entitled to vote in the election of directors.

                                ARTICLE SIXTEENTH

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles FOURTH (but only Sections B and C thereof), SIXTH, SEVENTH, EIGHTH, NINTH, TENTH, ELEVENTH, TWELFTH, THIRTEENTH, FOURTEENTH, and FIFTEENTH hereof may not be repealed or amended in any respect unless such repeal or amendment is approved as specified in Article FIFTEENTH hereof.

                                ARTICLE SIXTEENTH

         A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation or law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination of limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.


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